UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2023

DUO WORLD, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55698	35-2517572
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

c/o Duo Software (Pvt.) Ltd.

No. 6, Charles Terrace

Off Alfred Place

Colombo 03, Sri Lanka

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (870) 505-6540

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2., below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

Securities registered pursuant to Section 12(b) of the Act:

None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

(a)(1) Resignation of Director

On November 30, 2023, Duo World, Inc. (“Company”) received the written resignation of Mahmud Riad Ameen from the positions of Director and Director Legal of the Company. The stated reasons for Mr. Ameen’s resignation were personal and professional in nature, as Mr. Ameen is a practicing attorney, who has decided to devote more of his time in the legal field working with other clients. Mr. Ameen did not state that he had any disagreements with the Company or its management. The resignation latter was quite gratuitous in nature and is filed as Exhibit 17 to this Current Report

The Company provided Mr. Ameen with a copy of the disclosures set forth in this Current Report on Form 8-K, and requested that Mr. Ameen furnish the Company with a letter addressed to the Company stating whether he agrees with the statements made by the Company herein.

The Company does not intend to name a successor to Mr. Ameen’s Directorship or other office with the Company at this time.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

17	Correspondence on departure of director
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 13, 2023

DUO WORLD, INC.

By:	/s/ Muhunthan Canagasooryam
Muhunthan Canagasooryam
Chief Executive Officer

Exhibit Index

Exhibit Number	Description of Exhibit

17	Correspondence on departure of director (Mr. Ameen)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)